Exhibit 23.2


                      CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 15, 2004 relating to the financial statements and financial statement schedule, which appears in Mettler-Toledo International Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers AG

/s/ Pricewaterhouse Coopers


Zurich, Switzerland

March 22, 2004